UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2022

QuantumScape Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-39345 (Commission File Number)	85-0796578 (I.R.S. Employer Identification Number)

1730 Technology Drive San Jose, California (Address of principal executive offices)	95110 (Zip code)

(408) 452-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨☐

As used herein, unless the context requires otherwise, the terms the “Company,” “we,” “us,” and “our” refer collectively to QuantumScape Corporation and/or its wholly owned subsidiary, QuantumScape Battery, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 6, 2022, the Company and Celina Mikolajczak entered into a Separation Agreement and Release (the “Separation Agreement”), pursuant to which the parties agreed to a mutual separation that will transition Ms. Mikolajczak from her full-time role as the Company’s Chief Manufacturing Officer to an advisory role on the Company’s Scientific Advisory Board. This transition is being made due to differing management styles between the parties, and as part of this change, the executives leading the Company’s manufacturing operations and supply chain teams will report directly to the CEO. Ms. Mikolajczak has informed the Company that she intends to focus her career on the development of a fully U.S.-based battery supply chain.

The Separation Agreement provides for a mutual release of claims, a payment to Ms. Mikolajczak equal to six months of her base salary, less applicable withholdings, and reimbursement for the cost of COBRA coverage for a period of up to six months. The Separation Agreement is revocable by Ms. Mikolajczak on or before June 13, 2022.

In connection with the advisory role, Ms. Mikolajczak has entered into a Scientific Advisory Board Agreement, effective as of June 6, 2022 (the “Advisory Agreement”), pursuant to which she will provide certain advisory services to the Company related to her areas of expertise, including in the areas of next generation battery design, engineering and manufacturing. The Advisory Agreement has an initial one-year term and is renewable by mutual agreement. As part of this Agreement, for so long as the Advisory Agreement remains in effect, Ms. Mikolajczak will continue to vest in the restricted stock unit award granted to her pursuant to the Restricted Stock Unit Agreement, dated August 5, 2021.

The foregoing descriptions of the Separation Agreement and Advisory Agreement are qualified in their entirety by reference to the full texts of the Separation Agreement and Advisory Agreement, which the Company plans to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 10, 2022

QUANTUMSCAPE CORPORATION

By:	/s/ Michael McCarthy
	Name:	Michael McCarthy
	Title:	Chief Legal Officer and Head of Corporate Development